Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David Stasse, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Trinseo PLC;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2026

By:	/s/ David Stasse
Name:	David Stasse
Title:	Chief Financial Officer